1

     Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement

     WHEREAS, Employer maintains the Ruby Tuesday, Inc. Deferred Compensation Plan (the "Plan"), which was established by indenture dated December 18, 1989, to provide benefits in the form of deferred compensation to a select group of highly compensated employees of the Employer or any of its related corporations or businesses; and

     WHEREAS, Employer desires to amend and restate the trust agreement originally executed by and between Morrison Restaurants, Employer's predecessor-in-interest, and AmSouth Bank, N.A., dated December 1, 1992, which agreement, as amended, contains the original terms of the Trust (the "Original Trust Agreement"); and

     WHEREAS, Employer further desires to amend and restate the existing trust agreement executed by and between Employer and The Prudential Trust Company, dated July 1, 1997, which agreement, as amended, contains the existing terms of the Trust (the "Prior Trust Agreement"); and

     WHEREAS, the Board of Directors of Employer has approved the amendment and restatement of the Original and Prior Trust Agreements as embodied herein (the "Trust");

     WHEREAS, the Trust assets that shall be held therein shall be subject to the claims of Employer's creditors in the event of the Employer's insolvency until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     NOW, THEREFORE, Employer hereby restates the Trust, effective as of June 1, 2001, as follows:


     Section 1 Incorporation of Plan

     All terms and conditions set forth in the Plan are incorporated by reference except to the extent that the terms of the Trust indicate to the contrary. In the event of a conflict between the terms and provisions of the Trust Agreement and those in the Plan, the terms and provisions of the Trust Agreement shall be given precedence. However, nothing contained in the Trust Agreement is intended to diminish the amount of the benefits required to be paid for the benefit of any participant under the terms of the Plan. To the extent possible, the terms and provisions of the Plan and those of the Trust Agreement shall be interpreted as mutually consistent.

     Section 2 Establishment of Trust

     (a) Employer hereby deposits with Trustee in trust such cash and/or marketable securities, if any, listed in Appendix A, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Employer is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Employer and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Employer. Any assets held by the Trust will be subject to the claims of Employer's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) The Trustee shall have no duty or authority to (i) require any deposits to be made under the Plan or to Trustee; (ii) compute any amount to be deposited under the Plan to Trustee; or (iii) determine whether amounts received by Trustee comply with the Plan. Assets of the Trust may be held, in Trustee's discretion, in an account with an affiliate of Trustee.


     Section 3 Trustee Responsibility Regarding Payments to Trust Beneficiary When Employer is Insolvent

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Employer is Insolvent. Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Employer is unable to pay its debts as they become due, (ii) Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code; or (iii) Employer is determined to be insolvent, or incapable of operating as a going concern by any governmental agency having jurisdiction of the Employer.

     (b) At all times during the continuance of this Trust, as provided in
     Section 2(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Employer under federal and state law as set forth below.

     (1) The Board of Directors and the Chief Executive Officer of Employer (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform Trustee in writing of Employer's Insolvency. If a person claiming to be a creditor of Employer alleges in writing to Trustee that Employer has become Insolvent, Trustee shall determine whether Employer is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

     (2) Unless Trustee has actual knowledge of Employer's Insolvency, or has received notice from Employer or a person claiming to be a creditor alleging that Employer is Insolvent, Trustee shall have no duty to inquire whether Employer is Insolvent. Trustee may in all events rely on such evidence concerning Employer's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Employer's solvency. In determining whether the Employer is Insolvent for purposes of this Trust, the Trustee may engage the services of legal, accounting, financial and other advisors, which may be advisors to the Employer, to assist it in the determination. The Employer agrees to cooperate fully with any reasonable inquiry of the Trustee or such advisors in making the determination of Employer's Insolvency. During the determination of the Employer's Insolvency, the Trustee may, in its discretion, suspend payment of benefits to the Employer or Participants. To the extent that the Trustee engages the services of an advisor to the Employer, the Trustee may rely, without further inquiry, on the written determination of that advisor as to the solvency or insolvency of the Employer. All costs reasonably incurred by the Trustee in making the determination of Employer's Insolvency shall be reimbursed to the Trustee by the Employer, and if not so reimbursed, shall be chargeable against the Trust.

     (3) If at any time Trustee has determined that Employer is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Employer with respect to benefits due under the Plan or otherwise.

     (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 10 of this Trust Agreement only after Trustee has determined that Employer is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Employer in lieu of the payments provided for hereunder during any such period of discontinuance; provided that Employer has given Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by Trustee.


     Section 4 Payments to Employer

     Except as provided in Sections 3 and 10 hereof, Employer shall have no right or power to direct Trustee to return to Employer or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.


     Section 5 Investment Authority

     (a) Except as otherwise provided in this Agreement, The Trustee shall administer the Trust as a nondiscretionary Trustee, and the Trustee shall not have any discretion or authority with regard to the investment of the assets of the Trust and shall act solely as directed by the Employer. The Trustee, as may be directed by the Employer (or pursuant to the terms of the Plan), is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the Trustee shall exercise in a nondiscretionary manner as directed in accordance with the direction of the Employer (or pursuant to the terms of the Plan):

     (1) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by Trustee), shares of mutual funds, guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

     (2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including Trustee or any of its affiliates, provided with respect to such deposits with Trustee or an affiliate the deposits bear a reasonable interest rate;

     (3) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

     (4) To hold in cash, without liability for interest, such portion of the Trust as is pending investment, or payment of expenses, or the distribution of benefits;

     (5) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on bonds and mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

     (6) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

     (7) The exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which Trustee is incorporated as set forth above, so that the powers conferred upon Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

     (8) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

     (9) To maintain accounts at and execute transactions through any brokerage or other firm, including any firm which is an affiliate of Trustee.

     (b) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Employer. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants, except that voting rights with respect to Trust assets will be exercised in accordance with the provisions of Section 16(g). Employer shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     (c) To the extent necessary or which it deems appropriate to implement its powers under this Section or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, Trustee shall have the following additional powers and authority:

     (1) To register securities, or any other property, in its name or in the name of any nominee, or to hold securities in bearer form, provided the books and records of Trustee shall indicate at all times the true ownership of such property, and to deposit any securities or other property in a depository or clearing corporation;

     (2) To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as Trustee considers necessary or appropriate, any of whom may be an affiliate of Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

     (3) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

     (4) Generally, to do all other acts which Trustee deems necessary or appropriate for the protection of the Trust.


     Section 6 Investment Manager

     (a) Prior to the date a Change of Control (as defined in Section 16(f) hereof) occurs, Employer, and on or after the date a Change of Control occurs, the Trustee, may appoint one or more investment managers ( the "Investment Managers") which shall be banks, investment advisers registered under the Investment Advisers Act of 1940, or insurance companies, to direct the Trustee as to the investment of all or a portion of the assets of the Trust for the exclusive benefit of the participants of the Plans and their beneficiaries. Notwithstanding the foregoing, prior to the date a Change of Control occurs, the Employer may appoint the Trustee (or any of its affiliates) as an Investment Manager, if it is otherwise qualified to serve as an Investment Manager and in such instance, the Trustee shall have discretion over the investment of the assets of the Trust.

     Employer shall notify the Trustee of the appointment of any Investment Manager (other than the Trustee) under this Subsection by delivering to the Trustee (i) an executed copy of an instrument under which the Investment Manger was appointed to act hereunder and setting forth the investment powers of the Investment Manger and (ii) a written instrument executed by the Investment Manager in which it acknowledges that it has agreed to act as such. Any notice of appointment pursuant to this Subsection shall constitute a representation and warranty by the Employer that the Investment Manager is qualified under and has been appointed in accordance with the provisions hereof. Notwithstanding anything herein contained to the contrary, during the term of its appointment, the Investment Manager shall have the sole responsibility for the investment and reinvestment of the portion of the assets of the Trust for which it was appointed to act, and shall have full power in its discretion to direct the Trustee with respect to the exercise by it of its investment powers, including the voting of shares (except as otherwise provided by Section 16(g)). Pending receipt of instructions from any Investment Manager with respect thereto and subject to any investment guidelines agreed to in writing from time to time, any cash received by the Trustee from time to time shall be invested by the Trustee in demand and term notes (including those commonly known as "master notes") maturing not more than three years after the date of purchase thereof, United States Treasury bills, other government and agency obligations maturing not more than three years after the date of purchase thereof, group annuity or other contracts providing a guaranteed rate of return with a maturity not exceeding three years, certifications of deposit, commercial paper, government guaranteed paper, common or collective trust funds, money market mutual funds, other money market instruments, savings accounts or other deposits with a financial institution (including the Trustee, if a financial institution is serving as such) and part interests in any one or more of the foregoing.

     Employer may terminate its appointment of an Investment Manager at any time and shall in writing notify the Trustee of such termination, and may thereafter appoint a successor Investment Manager in the same manner as provided above in this Subsection. Any successor Investment Manager shall thereafter, until its appointment is terminated, be deemed to be an "Investment Manager" for all purposes of this Agreement. If there shall be more than one Investment Manager, the portion of the assets of the Trust to be invested by each Investment Manager shall be held in a separate account and the powers and authority of each Investment Manager shall be divided as set forth in the instruments appointing such Investment Managers.

     So long as an Investment Manager (other than the Trustee or one of its affiliates) is serving as such, the Trustee shall be under no duty or obligation to review the assets comprising any portion of the assets of the Trust managed by the Investment Manager, to make any recommendations with respect to the investment or reinvestment thereof, or to determine whether any direction received from any Investment Manager is proper or within the terms of this Trust Agreement or to monitor the activities of any Investment Manager.

     (b) The Trustee shall have no liability or responsibility to Employer or any persons claiming any interest in the assets of the Trust for acting without question on the direction of, or for failing to act in the absence of any direction from, any Investment Manager unless the Trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of any Investment Manager constituting a breach of its duties hereunder, knowing such act or omission was a breach of such duties; provided, however, that the Trustee shall not be deemed to have "participated" in a breach by any Investment Manager for the purposes of this undertaking solely as a result of the performance by the Trustee or its officers, employees or agents of any custodial, reporting, recording, and bookkeeping functions with respect to any assets of the Trust managed by an Investment Manager or solely as a result of settling purchase and sale transactions entered into or directed by any Investment Manager, or to have "knowledge" of any such breach solely as a result of the information received by the Trustee or its officers, employees or agents in the normal course in performing such functions or settling such transactions. If the Trustee has actual knowledge of a breach committed by any Investment Manager, it shall promptly notify Employer in writing thereof, and the Trustee, except as required by applicable law, shall thereafter have no responsibility to remedy such breach.

     (c) Employer may, prior to a Change of Control, direct the Trustee in writing to transfer any portion of the assets of the Trust to a subtrustee and to enter into an agreement with the subtrustee reflecting the subtrust arrangement. In the event of a Change of Control, Employer may only direct the Trustee to transfer a portion of the assets of the Trust to a subtrustee with the consent of a majority of the participants of the Plan and the designated beneficiaries of deceased participants. The Trustee may terminate a subtrust at any time and direct the subtrustee to return the portion of the assets of the Trust held by the subtrustee; provided that prior to a Change of Control the subtrust may only be terminated with the consent of Employer.


     Section 7 Investment Funds
     (a) The assets of the Trust shall be invested in individual funds (each of which is sometimes hereinafter referred to as an "Individual Fund"), with varying investment objectives, as Employer shall from time to time determine.

     (b) Employer, in its sole discretion may, from time to time, establish one or more additional Individual Funds, or may change or terminate the availability of any then existing Individual Funds for all Members.

     (c) The Trustee, to the extent directed, may purchase for an Individual Fund any property of another Individual Fund which would then be appropriate for purchase by that Individual Fund and may exchange property of one Individual Fund for property of another Individual Fund if the exchanged properties would be appropriate for the purchase by the respective Individual Funds. Each purchase or exchange shall be made at the fair market value of the property so purchased or exchanged.

     (d) The authority, powers and duties of the Trustee as described in this Trust Agreement shall be subject to and exercised only in a manner consistent with any selection of Investment Funds by the Employer.

     Section 8 Investment Direction by Members

     (a) Subject to any other rules and restrictions as the Employer may prescribe from time to time, with respect to amounts allocated to Employee Deferred Accounts only, each Member may (1) direct that a portion or all of his interest in one or more of the Investment Funds to be transferred to one or more of the other Investment Funds or (2) change his election as to the Investment Funds in which future contributions on his behalf to his Employee Deferred Account shall be invested. The provisions of this Section are contingent upon the availability of transfers among the Investment Funds under the terms of the investments made by each Investment Fund. An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein.

     (b) If no investment election is outstanding, all such contributions shall be allocated to such Investment Fund as the Employer shall, in its sole discretion, determine.

     (c) Investment directions by Members shall be subject to the following:

        (1) Investment directions by Members to the Employer shall be made in the manner and pursuant to the rules established by the Employer and shall indicate the manner in which contributions are to be invested in, or the allocation of a Member's Account among, the available Investment Funds.

        (2) Directions provided to the Trustee shall remain in effect until superseded by subsequent directions.

     (d) Each direction under the preceding paragraphs received by the Employer shall be promptly delivered to the Trustee, and shall be effective as to the Trustee only when received by the Trustee. If a Member directs that all or a portion of his Account be invested in a particular Investment Fund, the Trustee shall use its best efforts to carry out the investment as soon as practicable. However, the Trustee shall never be held liable for failure to carry out an investment direction within the terms of the Trust if the Trustee has made a bona fide effort to follow the direction.

     (e) Any distribution to a Member pursuant to the Plan shall be pro rata from each Investment Fund, except as otherwise directed by the Employer.


     Section 9 Valuation and Allocation

     (a) For all purposes under the Plan and the Trust, including particularly, but without limitation, valuing the Trust assets and each Member's Account and allocating to each member's Account its share of the net income or net loss of the assets of the Trust, the following rules shall apply:

     (1) Transfers or payments of funds or assets and the income, gain, loss, or expenses attributable thereto between Investment Funds shall be deemed made as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order, and the funds or assets shall not be credited or charged after such date with any earnings or losses of the Investment Fund from which transferred or paid but shall be credited or charged after such date with any earnings or losses of the Investment Fund to which transferred or paid.

     (2) Transfers or payments from an Investment Fund to a Member or his Beneficiary between Valuation Dates shall be charged against the interest of the Member in the Investment Fund as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order and contributions to an Investment Fund which are allocated to the Account of a member between Valuation Dates shall be credited to the interest of such Member in such Investment Fund as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order.

     (3) Fair market value of the assets of each Investment Fund shall be determined separately and the net income or net loss of each Investment Fund shall be determined separately.

     (4) The value of a Member's Account, to the extent invested in Investment Funds, shall be the sum of his proportionate interests in each of the Investment Funds, and the aggregate net income or net loss allocated to a Member's Account shall be the aggregate of the net income or net loss allocated to his proportionate interests in each of the Investment Funds.

     (b) Subject to the provisions of Subsections (c) and (d) below, the Trustee shall as of each Valuation Date, and at such additional times as Employer may in writing direct, determine the net income or net loss and the fair market value of the assets in the Trust and each Investment Fund, respectively, as determined below:

     (1) To the cash income, if any, since the last Valuation Date, there shall be added or subtracted, as the case may be, any net increase or decrease, since the last Valuation Date, in the fair market value of the assets of the Trust or Investment Fund, as applicable, since the last Valuation Date, any gain or loss on the sale or exchange of the assets of the Trust or Investment Fund, as applicable, since the last Valuation Date, accrued interest since the last Valuation Date with respect to any interest-bearing security as to which the purchaser would be required to pay the accrued interest in addition to the quoted price, the amount of any dividend which shall have been declared since the last Valuation Date but not paid on shares of stock owned by the Trustee if the market quotation used in determining the value of such shares is ex-dividend, and the amount of any other assets of the Trust or Investment Fund determined by the Trustee to be income since the last Valuation Date:

     (2) From the sum thereof there shall be deducted all charges, expenses, and liabilities accrued since the last Valuation Date which are proper under the provisions of the Plan and the Trust and which in the discretion of the Trustee are properly chargeable against income for the period.

     (c) Notwithstanding Subsection (b) hereof, in the event than an Investment Manager is designated by Employer, or the Trustee after a Change of Control, and if the Investment Manager either directs the investment of or itself invests any assets of the Trust, and if any of such assets are non-listed securities or are not publicly traded or if the fair market value of any of such assets cannot be readily determined, then the Investment Manager shall determine the net income or net loss and the fair market value of such assets and the Trustee shall be entitled to rely upon such determination.

     (d) In the event that an Investment Manager is designated by Employer, or the Trustee after a Change of Control, and if the Trustee gives the Investment Manager possession of any portion of the assets of the Trust, then the Investment Manager shall determine the net income or net loss and the fair market value of those assets and the Trustee shall be entitled to rely upon the determination.


     Section 10 Duties of the Trustee

     (a) Except for records dealing solely with the Trust and its investments and disbursements, which shall be maintained by the Trustee, Employer shall maintain all records contemplated by the Plan.

     (b) Employer shall furnish to the Trustee all the information necessary to determine the benefits payable to or with respect to each Member in the Plan, including any benefits payable after a Member's death. Employer shall from time to time, and at least annually, and promptly upon the request of the Trustee furnish updated information to the Trustee. In the event Employer refuses or neglects to provide any updated information as contemplated herein, the Trustee shall rely upon the most recent information furnished to it by Employer; provided, however, that on or after a Change of Control, the Trustee shall rely in its discretion upon
     (1) information furnished to it by the Employer prior to a Change of Control, (2) information furnished to it by Employer on or after a Change of Control and/or (3) any information received by it from a Member or designated beneficiary unless the recipient actually knows that any such information is false. The Trustee has not responsibility to verify information provided to them by Employer or any Member or designated beneficiary.

     (c) Upon proper notification from Employer prior to a Change of Control or upon an independent determination by the Trustee on or after a Change of Control (based on such information as the Trustee shall be entitled to rely upon pursuant to Subsection (b) above), when, in the opinion of Employer prior to a Change of Control or Trustee on or after a Change of Control, as applicable, a Member's benefits under the Plan have become payable, Employer or Trustee, as applicable, shall notify the Member or the beneficiary of a deceased Member and, if applicable, the Trustee. Such notice shall include the amount of such benefits, the terms of payment, the amount of any taxes required to be withheld from such amount, and the name, address and social security number of the recipient. Upon the receipt of a notification or after making its determination, as applicable, the Trustee shall commence distributions from the assets of the Trust in accordance therewith to the person or persons so indicated.

     (d) Employer shall have full responsibility for the payment of all taxes of any nature levied, assessed or imposed upon the Assets of the Trust, including the payment of all withholding taxes to the appropriate taxing authority and shall provide the Trustee with such information as necessary to allow it to furnish each Member or beneficiary with the appropriate tax information form evidencing such payment and the amount thereof.

     (e) Prior to a Change of Control, the Trustee shall have no responsibility for determining whether any Member or beneficiary has died or whether a Member's rights under the terms of the Plan have been forfeited and shall be entitled to rely upon information furnished by Employer. On or after a Change of Control, the Trustee shall determine whether a Member's benefit shall be deemed forfeited or whether a Member or beneficiary has died based on information supplied under Subsection (b) hereof; provided, however, that a certified death certificate received by the Trustee shall be conclusive evidence of the death of any person regardless of the source of such certificate.

     (f) Nothing provided in this Trust Agreement shall relieve Employer of its liabilities to pay the benefits provided under the Plan except to the extent such liabilities are met by application of the assets of the Trust.

     (g) In discharging its duties and responsibilities under this Section 10, the Employer acknowledges that the Trustee may delegate such obligations to one or more independent third parties. The fees and expenses incurred by reason of any delegation effected by the Trustee pursuant to this Subsection (g) shall be paid by the Employer, but, if not so paid, may be paid by the Trustee from the Trust. The provisions of this Subsection (g) are supplemental to, and are in no way in derogation of, any other provisions of this Agreement concerning any authority of the Trustee to delegate the performance of its other duties and responsibilities or any other authority of the Trustee to pay fees and expenses from the Trust.





     Section 11 Responsibility and Indemnity of Trustee

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Employer which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Employer. Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from Employer which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between Employer and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) Employer agrees to indemnify and save harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's powers and duties hereunder, unless the same are determined to be due to negligence or willful misconduct. If Trustee undertakes or defends any litigation arising in connection with this Trust, Employer agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Employer does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Employer generally) with respect to any of its duties or obligations hereunder. Trustee may hire any agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (e) However, notwithstanding the provisions of Section 11(d) above, Trustee may loan to Employer the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 12 Compensation and Expenses of Trustee

     The compensation and expenses of the Trustee and the administrative expenses of the Plan shall be paid from the assets of the Trust. Expenses of the Trustee shall include the reasonable expenses and compensation of third parties employed by the Trustee pursuant to Sections 6 and 11 hereof. The Trustee shall be authorized to deduct its compensation and expenses from the Trust and to deduct and pay other expenses no earlier than thirty
     (30) days after it delivers an invoice for same to Employer.


     Section 13 Resignation and Removal of Trustee

     (a) Trustee may resign at any time by written notice to Employer, which shall be effective 90 days after receipt of such notice unless Employer and Trustee agree otherwise.

     (b) Trustee may be removed by Employer on 90 days notice or upon shorter notice accepted by Trustee

     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed as soon as practical after expiration of the notice period described above.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with this Trust, by the effective date of resignation or removal under Subsections (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     (e) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.


     Section 14 Appointment of Successor

     (a) If Trustee resigns or is removed in accordance with Section 13(a) or
     (b) hereof, Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Employer or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor Trustee shall not be responsible for and Employer shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     (c) Upon the removal or resignation of the Trustee, any successor appointed shall have the same powers and duties as those conferred upon the Trustee under this Trust. Prior to a Change of Control, the appointment of any successor Trustee shall be in the sole discretion of the Employer. On or after a Change of Control, the appointment of any successor Trustee shall be made only with the consent of a majority of the Members of the Plan and the designated beneficiaries of the deceased Members. Upon receipt by the Trustee of a written acceptance of the appointment by the successor Trustee, the Trustee shall transfer to the successor Trustee the assets constituting the Trust; provided, however, the Trustee shall not be required to pay over assets to a successor Trustee unless the Trustee shall be discharged from all liability for any taxes which may be due and owing by the Trust, or unless the successor Trustee, who must be acceptable to the Trustee, indemnifies the Trustee and the Trustee in its sole discretion agrees to accept indemnification. In the event that within ninety (90) days after the removal or resignation of the Trustee the Employer shall have failed to appoint a successor Trustee or the Trustee shall not have received a written acceptance from a successor Trustee, then the Trustee may file an appropriate action in a court of competent jurisdiction and transfer to the custody of the court the assets then held by the Trustee constituting the Trust. Upon transfer to a successor Trustee or to the court, as the case may be, the Trustee shall be relieved of all further responsibilities and liabilities in connection with the Trust. The Trustee is authorized, however, to reserve therefrom any assets as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise,! and any balance of the reserve remaining after the payment of the Trustee's fees and expenses shall be paid over to the successor Trustee or to the court.


     Section 15 Amendment or Termination

     (a) Prior to a Change of Control, the Trust Agreement may be amended any time and to any extent by a written instrument executed by the Employer, provided, however, that no such amendment shall be effective to the extent that it purports to make the Trust revocable. In addition, no such amendment shall have the effect of reducing benefits accrued by Members under the Plan, delaying the times at which distributions are made from the Fund to Members and their beneficiaries or allowing the Employer or any other person to receive distributions of the assets of the Fund not then permitted under the terms of the Trust Agreement. On or after a Change of Control, this Trust Agreement may only be amended with the consent of a majority of the Members of the Plan and the designated beneficiaries of deceased Members. No amendment that purports to increase the duties or responsibilities of the Trustee or to alter materially the manner in which the Trustee is to discharge any continuing duties or responsibilities shall be given effect without the consent of the Trustee and no other amendment shall be given effect without first providing notice of same to the Trustee. The Trustee and Employer or, if applicable, a majority of the Members of the Plan and the designated beneficiaries of deceased Members may amend the Trust Agreement in any manner not otherwise specifically precluded by this Subsection, including any amendment regarding the removal of an existing Trustee or the appointment of a successor Trustee.

     (b) Notwithstanding any other provision of the Trust Agreement to the contrary, the Trust shall terminate and all Fund assets shall be distributed (1) on the complete distribution of the Fund in accordance with the terms and provisions of the Plan; (2) upon the delivery to the Trustee of a writing terminating the Trust signed by the Employer, all Members of the Plan and the designated beneficiaries of deceased Members; or (3) in the event the Internal Revenue Service makes a final determination that the assets of the Fund constitute compensation currently taxable as income to Members. Any assets remaining in the Fund after satisfaction of all liabilities and expenses of the Plan shall be returned to the Employer.


     Section 16 Miscellaneous

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which Trustee is incorporated as set forth above.

     (d) The provisions of Sections 2(d), 3(b)(3) and 10(b) of this Agreement shall survive termination of this Agreement.

     (e) The rights, duties, responsibilities, obligations and liabilities of Trustee are as set forth in this Trust Agreement and no provision of the Plan or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving Trustee, including but not limited to the responsibility, authority or powers of Trustee, the provisions of this Trust Agreement shall be controlling.

     (f) As used in this Trust Agreement, the term "Change of Control" means any event that pursuant to the requirements of Article X of Employer's Certificate of Incorporation, as amended from time to time, requires the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (as defined therein); provided, however, that no event shall constitute a Change of Control if approved by the Board of Directors of Employer a majority of whom are "present directors" and "new directors." For purposes of the preceding sentence, "present directors" shall mean individuals who as of the date of this Trust Agreement were members of the Board of Directors of Employer and "new directors" shall mean any director whose election by the Board of Directors of Employer (in the event of vacancy) or whose nomination for election by Employer's stockholders was approved by a vote of at least three-fourths of the directors then still in office who are present directors and new directors; provided that any director elected to the Board of Directors of Employer to settle a threatened or actual proxy contest shall in no event be deemed to be a new director. The board of directors of Employer shall immediately notify the Trustee of the occurrence of a Change of Control. Upon receipt of such written notice or in the event the Trustee has actual knowledge that a Change of Control has occurred, the Trustee shall take no action nor facilitate the taking of any action contemplated by the Trust Agreement as being taken prior to a Change of Control if (1) an alternative procedure for taking such action is prescribed on or after a Change of Control, or
     (2) any action of the type described is expressly limited to the period prior to a Change of Control. If the Trustee should receive any written allegation to the effect that a Change of Control has occurred, the Trustee shall take no action or facilitate the taking of any action described: in the immediately preceding sentence until making an independent determination as to whether a Change of Control has occurred. The Trustee shall make this determination within a period of sixty (60) days after the receipt of the written allegation. Following the determination, the Trustee shall discharge its duties under the Trust Agreement in a manner consistent with that determination.

     (g) Prior to a Change of Control, authority and responsibility with regard to the voting of and control over any securities of Employer held in the Trust shall be exercised as follows: (1) Employer shall direct the Trustee in writing as to the manner in which such securities are to be voted; and
     (2) all other decisions affecting such securities, including, limitation, decisions to oppose or consent to tender or exchange offers, shall be similarly directed by Employer. The Trustee shall take such steps as may be necessary or appropriate to carry out the directions of Employer given pursuant to this Subsection. On or after a Change of Control, voting and all other decisions relating to the securities of Employer shall be made by the Trustee, or if such securities are subject to the investment authority of an Investment Manager, by that Investment Manager.


     IN WITNESS WHEREOF, the parties have hereunto caused this Trust Agreement to be duly executed.

     Employer:                                          Trustee:
     Ruby Tuesday, Inc.                                 UMB Bank, N.A.
     By: /s/Franklin E. Southall                        By: /s/ Ken Bachman